Exhibit (j)(2)

Thompson, Hickey, Cunningham, Clow & April, P.A.	ATTORNEYS AND COUNSELORS AT LAW

Daniel H. April
Janet Clow
David F. Cunningham
John M. Hickey
C.W.N. Thompson, Jr.
Patrick J. Dolan

February 1, 2016

VIA EDGAR FILING

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:	Thornburg Investment Trust
Registration Number under the Investment Company Act of 1940: 811- 05201

Ladies and Gentlemen:

The above-named registrant is filing its post-effective amendment no. 109 to its registration statement under the Investment Company Act of 1940, filed on Form N-1A. We have acted as counsel to the registrant in connection with that post-effective amendment, which relates to the registrant’s shares of beneficial interest of Thornburg Capital Management Fund (the “Fund”), and hereby consent to the references made to the firm of Thompson, Hickey, Cunningham Clow, April & Dolan, P.A. in that post-effective amendment no. 109 to the registrant’s registration statement.

Very Truly Yours,

/s/ Charles W.N. Thompson, Jr.

Charles W.N. Thompson, Jr.

460 St. Michael’s Drive	E-mail: cwnt@catchlaw.com	Tel.: (505) 988-2900
Building 1100, Suite 1103		Extension 105
Santa Fe, New Mexico 87505		Fax: (505) 988-2901